2350 N. Sam Houston Parkway East Suite 125 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES PRECEDENT AGREEMENT WITH KINDER MORGAN AND ENERGY TRANSFER FOR NEW FAYETTEVILLE SHALE PIPELINE

Houston, Texas – October 1, 2008...Southwestern Energy Company (NYSE: SWN) today announced that Southwestern Energy Services Company (SES), a wholly-owned subsidiary of Southwestern Energy, has signed a precedent agreement pursuant to which SES will contract for firm gas transportation services on a proposed new pipeline of Fayetteville Express Pipeline LLC, (FEP), which is jointly owned by Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”) and Energy Transfer Partners, L.P. (“Energy Transfer”). SES will be a “Foundation Shipper” for the project and will use the new pipeline primarily to deliver gas volumes produced from Southwestern’s operations in the Fayetteville Shale play in central Arkansas. Pending regulatory approvals, the pipeline is expected to be in-service by late 2010 or early 2011.

The proposed pipeline will have an estimated ultimate capacity of up to 2.0 Bcf per day. Following the approval of the pipeline by the Federal Energy Regulatory Commission and subject to certain conditions, pursuant to the precedent agreement, SES will enter a firm transportation agreement to transport up to 1,200,000 Dth per day for an initial term of ten years.

“We are pleased to enter into this agreement with Kinder Morgan and Energy Transfer and their jointly owned subsidiary, FEP, to provide us with additional transportation services for our Fayetteville Shale play,” stated Harold M. Korell, Chief Executive Officer of Southwestern Energy. “Once built, the new pipeline will provide additional takeaway capacity to meet our projected production growth as well as access to premium markets.”

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production and natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:

Greg D. Kerley

Brad D. Sylvester, CFA

Executive Vice President

Manager, Investor Relations

and Chief Financial Officer

            (281) 618-4897

(281) 618-4803

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All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas plays; the company’s ability to fund the company’s planned capital investments; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the impact of federal, state and local government regulation, including any increase in severance taxes; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services, including pressure pumping equipment and crews in the Arkoma Basin; the company’s future property acquisition or divestiture activities; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates, and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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